CHIURAZZI INTERNAZIONALE S.r.l.

ANNUAL FINANCIAL STATEMENTS 2012

Contents	Pages

Statement of Comprehensive Income	2

Statement of Financial Position	3

Statement of Change in Equity	5

Cash Flow	6

Notes to the account	7

CHIURAZZI INTERNAZIONALE S.r.l.

STATEMENT OF COMPREHENSIVE INCOME

For the year ended 31 December 2012

	Notes	2012	2011

Revenues	2	363.544	159.841

Cost of sales	3	(591.679)	(521.588)

Gross profit/Loss		(228.135)	(361.747)

Other operating income			-
Other operating expenses	4	-	(91.500)

Profit/Loss from operations		(228.135)	(453.247)

Finance income		1	4
Finance costs	5	(6.638)	(40.981)

Profit/Loss before tax		(234.772)	(494.224)

Income tax	6	(63.806)	(135.577)

Profit/Loss after taxes		(170.966)	(358.647)

Actuarial gain losses from defined benefits obbligarions		-	-

Total comprehensive income for the year		(170.966)	(358.647)

CHIURAZZI INTERNAZIONALE S.r.l.

STATEMENT OF FINANCIAL POSITION

As at 31 December 2012

ASSET	Notes	2012	2011
Non current assets
Intangible assets	7	4.445	4.723
Property plant and equipment	8	1.112.219	1.178.127

Deferred tax asset	9	222.043	158.237
Investment properties		-	-

Current assets
Inventories	10	549.053	305.456
Trade and other receivables		82.538	46.500
Other tax assets		7.180	71.056
Other current assets		9.299	6.818
Cash and cash equivalent	11	32.858	49.448
TOTAL ASSET

LIABILITIES
Current liabilities
Trade and other payables		39.963	33.395
Bank loans		-	-
Tax liabilities		26.936	5.171
Other tax liabilities		33.670	10.415
Other current liabilities		39.512	64.336

Loan from Shareholder	12	240.236	461.324

Not current liabilities
Bank loans		-	-
Retirement benefits obligations	13	28.060	11.365
Deferred tax liabilities		-	-
EXCESS OF ASSETS OVER LIABILITIES		1.611.258	1.234.360

CHIURAZZI INTERNAZIONALE S.r.l.

STATEMENT OF FINANCIAL POSITION

As at 31 December 2012

EQUITY	Notes	2012	2011

Share capital paid – in	14	300.000	300.000
Legal reserve		-	-
Other reserve	14	1.900.613	1.352.749
Retained earning	14	(418.389)	(59.742)
Profit/Loss for the year	14	(170.966)	(358.647)
TOTAL EQUITY		1.611.258	1.234.360

CHIURAZZI INTERNAZIONALE S.r.l.

STATEMENT OF CHANGES IN EQUITY

For the year ended 31 December 2012

	Capital	Legal Reserve	Other Reserve	Retained Earnings	Profit/Loss for the year	Net Equity

1.01.2012	300.000	-	1.352.749	(418.389)	-	1.234.360
Increase in capital of which paid in	-		547.864	-	-	547.864

Allocation of previous year profit/loss	-	-	-	-	-	-

Profit/Loss for the period			-	-	(170.966)	(170.966)
31.12.2012	300.000	-	1.900.613	(418.389)	(170.966)	1.611.258

CHIURAZZI INTERNAZIONALE S.r.l.

CASH FLOW

For the year ended 31 December 2012

	2011	2010
Net profit	(228.135)	(453.247)
Other expenses
Depreciation	67.869	63.510
Amortisation
(Increase)/Decrease in intercompany debtors
(Increase)/Decrease in current assets	(282.046)	(540.818)
(Decrease)/Increase in current liabilities	43.459	113.480
(Decrease)/increase in intercompany creditors	(221.088)	(602.122)
Tax paid	63.804	135.574
Increase in share capital	547.682	1.352.751
Cash flows from operating activities	(8.275)	69.128
Increase in fixed assets	(1.682)	(39.159)
Cash flows in investing activities	(1.682)	(39.159)
Bank interest paid	(127)	-
Bank interest received	1	4
Intercompany interest paid	(6.511)	(40.981)
Cash increase	(16.594)	(11.008)
Cash at beginning of the year	49.448	60.456
Cash at the end of the year	32.858	49.448

CHIURAZZI INTERNAZIONALE S.r.l.

NOTE TO THE ACCOUNT

Year ended 31 December 2012

1.    ACCOUNTING POLICIES

Note A – General Information

The Company's business is the operation of a foundry, with particular regard to the production, marketing and sale of works of art in bronze. During the year 2012 the Company continued to produce the bronze statues for the establishment of the warehouse.

Note B – Basis of preparation and significant accounting policies

The financial statements have been prepared in accordance with International Financial reporting Standards (“IFRS”) as issued IASB. The particular accounting policies adopted are described below. They have all been applied consistently throughout the year and the preceding year.

Accounting convention

The financial statements have been prepared under historical cost convention, taking into account where appropriate of adjustments.

The financial statements of Chiurazzi Internazionale S.r.l. drawn up to 31 december, sheet and the income statement as at 31 December 2012. The amounts was expressed in Euro. The Company not prepare financial statements consolidate.

Use of estimates

The preparation of financial information in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial information and the reported amounts of revenues and expenses during the reporting period. Some of the more significant estimates include depreciation, amortisation and impairment of long-lived assets, deferred tax asset valuation allowance and reserves for doubtful accounts and legal liabilities.  Actual results could differ from those estimates.

Going Concern

The financial statements have been prepared on the going concern basis. This assumes that the Company will be able to meet its liabilities as they fall due.

Intangible assets – Brand

Intangible assets relate to the cost of the purchase in 2010 of the brand Chiurazzi Foundry, purchased for its operations. The cost was capitalized considering its estimated useful life (18 years).

Property, plant and equipment

Property, plant and equipment are accounted at historical cost less depreciation.  Historical cost includes all expenditures that are directly attributable to the acquisition of fixed assets.  Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probably the future economic benefits.  All other repairs and maintenance are charged to the income statement during the financial period in which they are incurred.  Depreciation is calculated using the straight-line method to allocate their cost to their residual values over their estimated useful lives, as follows:

Plant and Machinery   10% – 15%  per annum

Furniture, fittings:       12% -  20% per annum

Specific equipment:                  5% per annum

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at each balance sheet date.  An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount. Gains and losses on disposals are determined by comparing proceeds with carrying amount.  These are included in the income statement.

Impairment of assets

Assets that are subject to amortisation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount.  The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use.

Inventories

Inventories are valued at cost of acquisition or production. the cost of acquisition includes any costs directly attributable. The production cost includes the cost of overheads to be reasonably attributed to the finished products.

The cost of inventories of individual goods produced has been appropriately compared to the realizable value based on market prices.

Trade receivables

Trade receivables are stated at their nominal value, which corresponds to their estimated realizable value.

Employee benefit costs (Retirement benefit obligations)

The net obligation in respect of employee retirement benefits is calculated separately for each employee, by estimating the amount of future benefit that employees have earned in return for their services in the current and prior periods; that benefit is discounted to determine the present value.  A qualified actuary performs the calculation by using the projected unit credit method. Considering the limited number of employees as at 31 December 2012, and their average length of working, the employee benefit costs recorded in the financial statements as at 31 December 2012 reflect the payment that the Company would effect in the case of work stoppage of all employer-employee relationships. Consequently that benefit has not subject to actuarial valuation.

Share capital

Ordinary shares are classified as equity.  Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds.

Revenues

Revenues comprises the fair value for the of sale of works of art in bronze, produced by the Company.

Taxation including deferred tax

Income tax on the profit or loss for the year comprises current and deferred tax.  Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantially enacted at the balance sheet date and any adjustment to tax payable in respect of previous years.

Deferred income tax is provided on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial information.  Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the balance sheet data and are expected to apply when the related deferred income tax asset is realised.  Deferred income tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

Cash and cash equivalents

Cash and cash equivalents includes cash in hand, deposits held at call with banks, other short-term highly liquid investments.

Note C – Financial risk management

Financial risk factors

The company, newly established, it is not to be exposed to particular types of risks.

2.    REVENUES

Revenues	2012	2011
Sales	-	15.029
Change of inventories	363.544	144.722
Other sales	-	90
Total	363.544	159.841

3.    COST OF SALES

Cost of Sales	2012	2011
Costs for raw materials supplies	30.352	198.429
Costs of service	146.093	167.131
Costs for use of third part assets	40.190	40.785
Staff costs	307.369	210.389
Depreciation	67.869	63.509
Change of inventories	(1.671)	(160.734)
Other costs	1.477	2.078
Total	591.679	521.587

4.    OTHER OPERATING COSTS

In the year 2012 there are no other operating costs.

5.    FINANCE COSTS – NET

Finance costs – Net	2012	2011
Bank interest received	1	4
Intercompany interests paid	(6.638)	(40.981)
Total	(6.637)	(40.977)

The intercompany interest paid are related to loan from the Shareholder.

6.          CORPORATE INCOME TAX

Under Italian law, the following taxes are applicable to the Company:

▪   Corporate income tax IRES ( Imposta sul Reddito delle Società) at the rate of 27,5% for the year ended 31 December 2011 and 2012;

▪   Regional tax IRAP ( Imposta sul Redditto delle Attività Produttive) at the rate of 4,82% for the year ended 31 December 2011 and 2012.

The corporate income tax are comprised as follows:

Income Tax Expense	2012	2011
IRES	-	-
IRAP	-	-
Total current tax expenses	-	-
Deferred tax	(63.806)	(135.577)
Corporate	(63.806)	(135.577)

7.    INTANGIBLE ASSETS

Intangible assets are comprised the brand “ Fonderia Storica Chiurazzi” purchased paid by the company. The brand have been amortized in 18 years.

Intangible assets	2012	2011
Cost	4.723	5.000
Depreciation	(277)	(277)
Net Book Value	4.445	4.723

8.    PROPERTY, PLANT AND EQUIPMENT

Tangible assets are among the other entry in the voice costs equipment industrial scale original purchase, obtained from the original works of art,  cost of approximately Euro 1,2 million. The assets included in fixed assets have never been subject to revaluation.

Tangible assets	2012	2011
Cost	1.243.042	1.241.360
Depreciation in change	67.869	63.232
Depreciation	(131.101)	(63.232)
Net Book Value	1.112.219	1.178.127

9.    DEFERRED TAX ASSETS

Deferred tax assets have been calculated taking into account the negative components of income subject to deductions in subsequent years and on loss from operations:

Deferred tax assets	Tax Rate	2012	Tax
Finance costs – Net	27,5%	6.637	1.825
Loss from operations	27,5%	(228.135)	62.736
Total			64.562
Costs no under deferred tax			(756)
Deferred tax assets			63.806

The movement on the deferred tax assets is as shown below:

Deferred tax assets	2012	2011
Beginning of the year deferred assets	158.237	22.260
Deferred tax 2012	63.806	135.777
Deferred tax assets at the end of the year	222.043	158.237

  10.    INVENTORIES

Inventories	2012	2011
Raw materials and consumables	2.896	1.225
Semi finished products	53.406	30.850
Finished products	492.751	272.381
Total	549.043	305.456

In the year the Company has proceeded to the establishment of the warehouse. Inventories are stated at cost of production and purchasing.

The comparison of the purchase price with the net realizable value of the market price had  reveal any differences to lead to inventory write-down.  The finished products that have been sold in the first months of 2013, at a sales price below the cost of production are recorded at the lower.

11.    CASH AND CASH EQUIVALENT

Cash and cash equivalents as at 31 December 2012 relate to the bank account that has a balance of Euro 32.858.

12.     LOAN FROM SHAREHOLDER

The amount due to the Shareholder bears interest expense at 5 per annum. During the year the loans have been reduced sharply from the year 2011, about Euro 500.000. The Shareholder has waived a part of its credit. As at the 31 December 2012, due to Shareholder amounts to about Euro 240.236.

13.       RETIREMENT BENEFITS OBLIGATIONS

Retirement benefits obligations	2012	2011

TFR (Trattamento di fine rapporto)	28.060	11.365
Total	28.060	11.365

The increase in 2012 reflects the amount accrued in the year by the employees. Considering the limited number of employees as at 31 December 2012,  and their average length of working, the amount of the retirement benefits obligations recorded in the financial statements as at 31 December 2012 reflect the payment that the Company would effect in the case of work stoppage of all employer-employee relationships.

14.              SHAREHOLDER’S EQUITY

The following table shows the changes in shareholders’s equity for the year ended 31 December 2010:

	Value as at 1 January 2010	Allocation of Profit /(Loss)	Other movements	Value as at 31 December 2010
Capital	-	-	300.000	300.000
Legal reserve	-	-	-	-
Other Reserve	-	-	(1)	(1)
Retained earning((Losses)	-	-	-	-
Profit for the year	-	-	-	(59.742)
Total	-	-	299.999	240.257

The following table shows the changes in shareholders’s equity for the year ended 31 December 2011:

	Value as at 1 January 2011	Allocation of Profit /(Loss)	Other movements	Value as at 31 December 2011
Capital	300.000		-	300.000
Legal reserve	-	-	-	-
Other Reserve	(1)		1.352.750	1.352.749
Retained earning((Losses)	(59.742)	-	-	(59.742)
Profit for the year	-	(358.647)	-	(358.647)
Total	240.257	(358.647)	1.352.750	1.234.360

During the year 2011 the Shareholder, approved the establishment of a reserve for Euro 1.352.750 to cover losses.

The following table shows the changes in shareholders’s equity for the year ended 31 December 2012:

	Value as at 1 January 2012	Allocation of Profit /(Loss)	Other movements	Value as at 31 December 2012
Capital	300.000		-	300.000
Legal reserve	-	-	-	-
Other Reserve	1.352.749	-	547.864	1.900.613
Retained earning((Losses)	(418.389)	-	-	(418.389)
Profit for the year	-	(170.966)	-	(170.966)
Total	1.234.360	(170.966)	547.864	1.611.258

During the year 2012 the Shareholder approved the increase of the reserves to cover the losses.

15. EMPLOYEES AND ADMINISTRATOR

As at December 2012 staff costs that amount to Euro 307.369, is composed as follows:

Staff costs	2012	2011
Wages and salaries	232.199	179.138
Social security costs	58.438	19.661
Other pension costs	16.732	11.590
Total	307.369	210.389

Average number of persons employed by the Company during the year 2012

Employees	2012	2011
Administrative	2	2
Workers	8	5
Total	10	7

The Company has not acted emoluments of the Sole Administrator.

16. CONTINGENT LIABILITIES

The Company have no contingent liabilities as at 31 December 2012.

18. POST BALANCE SHEET EVENT

No material post balance sheet events have occurred.

18. RESPOSABILITY OF ADMINISTRATOR FOR THE PREPARATION OF NON STATUTORY REPORT AND ACCONTS

The Sole Administrator is responsible for preparing the non statutory annual financial statements. The Sole Administrator has elected to prepare the financial statements for the Company in accordance with International Financial Reporting Standards (“IFRS”).

International Accounting Standard requires that financial statements present fairly for each financial year the Company’s financial position, financial performance and cash flows. This requires the faithful representation of the effects of transactions, other events and conditions in accordance with the definitions and recognition criteria for assets, liabilities, income and expenses set out in the International Accounting Standards Board’s Framework for the Preparation an Presentation of Financial Statement’s. In virtually all circumstances, a fair presentation will be achieved by compliance with all IFRSs.

Therefore, the Sole Administrator is required to:

▪   Properly select and apply accounting policies.

▪   Present information, including accounting policies, in a manner that provides relevant, reliable. Comparable and understandable information; and

▪   Provide additional disclosures when compliance with the specific requirements in IFRS is insufficient to enable users to understand the impact of particular transactions, other events and conditions on the entity’s financial position and financial performance.

The Sole Administrator is responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Company, for safeguarding the assets, for taking reasonable steps for the prevention and diction of fraud and other irregularities.

The financial statements from which this financial information is derived have been approved for issue by the Board of Shareholders.

Sole Administrator